                                                                   EXHIBIT 23.03

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Vitafort International Corporation

We consent to incorporation by reference in the registration statement on Form S-8 of Vitafort International Corporation of our report dated February 16, 1996, relating to the consolidated balance sheets of Vitafort International Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, which report appears in the December 31, 1996, annual report on Form 10-KSB of Vitafort International Corporation.


                                         KPMG PEAT MARWICK LLP
Los Angeles, California
September 4, 1997